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Exhibit 23.1

[PRICEWATERHOUSECOOPERS LETTERHEAD]

August 6, 2003

Consent of Independent Auditors

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 19, 2003 relating to the consolidated financial statements which appears in Golden Star Resources Ltd.'s Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Chartered Accountants

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  Exhibit 23.1